                                                                   Exhibit 10.21


                                     LEASE



     This Lease Agreement made as of the 6 day of April, 1998 by and between Carl Ruedebusch LLC (herein "Landlord") and Burdick, Inc. ("Tenant").


                                  Witnesseth:

     Landlord hereby leases to Tenant and Tenant hereby takes from Landlord certain premises known as Deerfield Industrial Park Property comprising approximately 16.613 acres as described on Exhibit 1, attached hereto and incorporated herein by reference (the "Premises") containing a building of approximately 100,000 rentable square feet suitable for a combination of light manufacturing, warehouse and office use (the "Building") situated as outlined on a diagram of the Premises shown in the Site Plan attached hereto as Exhibit 2 and incorporated herein by reference, and built in accordance with plans and specifications attached hereto on Exhibit 3 and incorporated herein by reference. The building and other improvements to be constructed by Landlord are herein often referred to as the "Landlord Improvements."

     To have and to hold the same for a term (the "Primary Term") of approximately one hundred twenty-one (121) months beginning on the later of the 19th day of October, 1998 or upon the substantial completion of the Landlord Improvements (the "Rent Commencement Date") and expiring on the last day of November, 2008, upon the following terms, conditions and covenants.

     If the Building and all other Landlord improvements (collectively, the "Landlord Improvements") on the Premises are not completed on or before October 19, 1998, then Landlord shall work diligently to have the Landlord Improvements completed as soon as possible thereafter. If the Landlord Improvements have not been completed on or before November 19, 1998, then Landlord shall, upon written demand from Tenant, pay to Tenant as liquidated damages with respect to Tenant's obtaining alternative interim facilities of and not as a penalty the amount of Two Thousand Five Hundred Dollars ($2,500) per day for each day from and including November 20, 1998 that the Landlord Improvements are not completed. Without in any manner constituting an election of remedies, and in addition to Tenant's other rights and remedies (including, without limitation, the right to pursue an action for damages), all

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of which shall be cumulative, Tenant shall in addition have the right if it, in its sole discretion chooses, to take over from Landlord and complete construction of the Premises if (i) Landlord's Improvements are not completed on or before December 19, 1998, (ii) Landlord at any time abandons or directs his subcontractors to abandon the Landlord's Improvements, (iii) Tenant at any time after August 15, 1998 can establish that it is more probable than not that Landlord, considering Landlord's performance to date, cannot complete Landlord's Improvements on or before December 19, 1998, or (iv) Landlord files a petition for relief under the United States Bankruptcy Code. Landlord hereby collaterally assigns to Tenant all permits, approvals, drawings, plans, specifications and every other right, privilege or item relating to the Premises and necessary or appropriate to continue such construction and Landlord agrees to cooperate in connection therewith and to execute such documents as Tenant may reasonably request to more fully perfect such assignment so that Tenant may successfully complete construction of the Premises. Tenant's interest under such assignment is and shall be subordinate to the interest of Landlord's construction lender. If Tenant takes over such construction, it shall be entitled to credit against its rental obligations hereunder for the amounts reasonably expended in completing construction of the Building and other Landlord Improvements together with interest thereon at the rate of twelve percent (12%) per annum. Unless otherwise agreed by Landlord and Tenant, such credit shall be applied against rental obligations first coming due under this Lease, and Tenant's obligation to pay cash rent to Landlord shall commence when the credit is consumed. Throughout the period of construction, Tenant shall have access to the Premises for inspecting Landlord's progress. If on any date weather conditions preclude scheduled construction activities to be conducted on-site or if on any day prior to completion of the foundation and floor of the Building weather-caused site conditions preclude scheduled construction activities absent soil replacement, then for each day such conditions exist each of the dates in this paragraph shall be extended by one day. Landlord will notify Tenant upon its determination that a weather-related condition precludes scheduled construction activities as described above, and will inform Tenant of the anticipated duration of such delay and any remedial action required or indicated by the condition. Should substantial completion of the Building be deferred beyond November 19, 1998 as a result of claimed weather-related conditions, and Landlord and Tenant do not agree as to the extent of the delay occasioned by weather-related causes, the matter shall be referred to a third party acceptable to Landlord and Tenant, who shall determine the extent of the delay, with costs of determination by such third party borne equally by Landlord and Tenant.

     In addition, to the extent that Tenant has not by April 1, 1998 approved the final plans and specifications for the Building footprint and exterior configuration and site elevation and layout, each of the dates in the preceding paragraph shall be extended one day for each day such approval is withheld and on-site work is thereby delayed.

     On June 1, 1998 Landlord will report to Tenant with respect to Landlord's progress toward completion of the Building and other improvements to the Premises. Landlord's report shall include (i) an accounting of any delays occasioned by weather conditions, weather-caused site conditions or any other cause for which completion of Landlord Improvements may be deferred without penalty to Landlord, (ii) the estimated date of substantial completion of Landlord Improvements and (iii) if such estimate is for a date later than November 20, 1998, remedial measures (and costs thereof) which might be implemented to expedite substantial completion.

     1. RENT PRIMARY TERM: The rent payable during the Primary Term (the "rent") shall be at the rate of FORTY-THREE THOUSAND SEVEN HUNDRED SEVENTY-EIGHT DOLLARS AND THIRTY-THREE CENTS ($43,778.33) per month, subject to adjustment in accordance with Section 2 below. The monthly base rent is based on costs of constructing the Landlord Improvements in accordance with Exhibit 3. The monthly base rent shall be increased by the product of 0.10 and the cost in dollars of
(i) remedial action taken by Landlord in response to soil conditions on the premises, (ii) costs of landscaping the berm area adjacent to the Leased Premises, and (iii) any additions or changes to Exhibit 3 requested by Tenant prior to May 1, 1998. The base rent shall be decreased by an amount equal the product of 0.10 and (i) saving realized as a result of changes to Exhibit 3 requested by Tenant and (ii) amounts paid to Landlord from proceeds of TEA grants and/or TIF funds. Any changes or additions to Exhibit 3 requested by Tenant subsequent to May 1, 1998, will not be capitalized into the monthly base rent but will be invoiced to Tenant upon completion by Landlord with payment due within 30 days of invoice. Tenant's obligation to pay rent shall commence on the Rent Commencement Date. Rent shall be payable on or before the first day of the month for each month thereafter during this Lease and any extended term hereof. In the event the Rent Commencement Date under this Lease falls on a date other than the first day of a calendar month, rent for the initial partial month shall be prorated and shall be paid on the Rent Commencement Date. All rent payable hereunder shall be paid to Landlord in lawful currency of the United States at such place as Landlord may from time to time designate in writing.

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     2.   RENT INCREASES: The rent shall be increased on the following basis.
At the beginning of the fourth year the rent shall be increased nine percent (9%) over the initial rent. At the beginning of the seventh year the rent shall be increased an additional nine percent (9%) over the sixth year rent. At the beginning of the ninth year the rent shall be increased 6% over the eighth year rent.

     3. OPTION TO EXTEND: Tenant shall have the option to extend this Lease for two (2) additional five (5) year term(s) (the "Option Terms") upon the same conditions applicable to the Primary Term. However, during each Option Term the rent for the first three (3) years shall be four percent (4%) over the rent payable in the year immediately preceding such Option Term, and the rent for the fourth and fifth years shall be three percent (3%) over the rent payable in the third year of such Option Term. Whenever the terms "Lease term" or "term of this Lease" are used in this Lease, they shall refer to the Primary Term and any Option Term for which Tenant has exercised its option to extend.

     Tenant may exercise any option to extend this Lease by giving notice in writing to Landlord not less than one hundred eighty (180) days before the expiration of the Primary Term or any prior Option Term, as the case may be. Landlord covenants and agrees to give Tenant written notice of the date by which such option must be exercised at least twenty (20) but not more than thirty (30) days prior to when such option needs to be exercised. Tenant shall not be entitled to exercise any option to extend this Lease if Landlord's notice was given as required but Tenant's notice is not given as required herein or if the Tenant is in default of this Lease pursuant to Section 21 hereof beyond any applicable notice and grace period, or if Tenant has been ten
(10) or more days late in payment of its rent and has not cured such late payments within ten (10) days after written notice on more than three (3) occasions during any year of this Lease.

     4. SECURITY DEPOSIT: On execution of this Lease, Tenant shall deposit with Landlord one (1) month's rent either in the form of cash or a standby letter of credit as a security deposit for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord can use the security deposit, or any portion of it, to cure the default or to compensate Landlord for damage sustained by Landlord resulting from the Tenant's default. Tenant shall immediately on demand pay to Landlord or deposit with Landlord a substitute letter of credit in a sum equal to the portion of the security deposit expended or applied by the Landlord as provided in this paragraph so as to maintain the security deposit in the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of the

Lease term, Landlord shall return the security deposit to Tenant. Landlord may require that the security deposit be in cash if it agrees that the security deposit will be held in an interest-bearing account designated by Tenant, with interest paid at least annually to Tenant and held by Landlord's mortgagee at all times, who shall accept such security deposit and agree to hold it pursuant to the terms hereof.
     5. USE OF PREMISES: The Premises shall be used and occupied for the purpose of manufacturing, warehousing and general office purposes and for purposes incidental to such use and occupancy and for no other purposes whatsoever without Landlord's prior consent. Tenant shall at its own expense obtain any and all governmental approvals, licenses and permits necessary for Tenant's use. Tenant shall not commit waste or suffer or permit waste to be committed in, on or about the Premises.
     6. COMPLIANCE WITH LAW: Tenant shall comply with all governmental laws, ordinances and regulations (including Environmental Laws as hereinafter defined) applicable to the Premises or its use of the Premises and shall promptly comply with all governmental orders and directives applicable to the Premises, its use of the Premises or connected with the Premises all at Tenant's sole expense. Provided, however, that Landlord warrants and represents that (i) the Building and Tenant's intended use of the Premises (referenced in Section 5 above) comply with all building and use restrictions affecting the Premises, including applicable zoning and land use laws, (ii) that Landlord has neither granted nor consented to easements or other encumbrances that would adversely affect or impair Tenant's proposed use of the Premises and (iii) that Landlord's Improvements will have been constructed in compliance with all applicable laws, rules, regulations and orders including, without limitation, the Americans With Disabilities Act and any Wisconsin counterparts protecting the rights of the disabled as modified or amended prior to construction. Landlord's obligation to comply with the Americans With Disabilities Act and its Wisconsin counterpart shall be based upon the information as to Tenant's proposed use which Tenant has provided to Landlord prior to the execution of this Lease.
     7. PROPERTY TAXES: Tenant shall pay, in addition to all other sums required to be paid by it under the provisions of this Lease, and notwithstanding any protest planned or pending, all Real Property Taxes which may be taxed, charged, assessed, levied or imposed at any time or from time to time on the Premises attributable to the Lease term. In addition to the rent payable hereunder, Tenant shall on the first day of each month commencing with the first day of the month following the Rent Commencement Date pay to Landlord one-twelfth

(1/12th) of the estimated (by the Village of Deerfield) Real Property Taxes for the then current tax year. When real estate taxes are paid by Landlord, any excess paid by Tenant shall be credited towards its liability for future real estate taxes or, if the Lease term has ended, refunded to Tenant within ten (10) days of determination that an excess amount has been paid. Any shortage shall be billed to Tenant by Landlord and shall be paid by Tenant within ten (10) days of such billing.

     As between the parties hereto, Tenant alone shall have the duty of attending to the making and filing of any statement or report which may be provided or required by law as a basis of or in connection with the determination, equalization, reduction, payment or abatement of each obligation which is to be borne or paid by Tenant in accordance with this Section. Landlord shall not be or become responsible therefor, nor for the contents of any such statement or report. Unless required by law for a successful action to be brought or claim to be made, Landlord shall not be obligated to make, join in or be a party to any protest or objection to any law, order, proceeding or determination, but shall cooperate and join with Tenant to the extent required by law, provided the Tenant agrees to reimburse Landlord's actual out-of-pocket expenses incurred in connection therewith.

     Landlord agrees to provide Tenant, within ten (10) days of Landlord's receipt, with true and complete copies of all Real Property Tax bills, tax notices or assessments which Landlord receives relating to the Premises.

     As used in this Section 7, "Real Property Tax" includes any real estate taxes, special assessments (but only installments falling due during the Lease term and which shall be paid over the longest period allowed) and similar levies and charges against this Lease, the Premises (and all improvements thereon) or the occupancy, use or possession thereof, or any estate, right, title or interest of Landlord, Tenant or either of them in or to the Premises. "Real Property Tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

     Landlord warrants and represents that there are no special assessments or similar levies or charges currently outstanding affecting the Premises nor does Landlord have notice or knowledge of any improvements either currently underway or planned which could result in the imposition of any special assessment or similar levies or charges. If any sales tax shall be imposed on the rentals, Tenant and not Landlord shall pay the same.

     Tenant shall be responsible for paying any and all personal property taxes which may be levied against Tenant's property.

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     8.   INSURANCE: Tenant shall obtain and maintain in full force and effect at its expense during the term of this Lease, a comprehensive general liability policy (or policies) satisfactory to Landlord, covering the Premises and naming Landlord, Tenant and Landlord's mortgagee(s) as insureds. Such policy (or policies) shall insure against injury to property, persons or loss of life arising out of the use or occupancy of the Premises with a combined single occurrence limit not less than One Million Dollars. Said insurance shall be written on an "occurrence" and not on a "claims made" basis. All such liability policies will require at least thirty (30) days notice to Landlord of cancellation. If at any time during the term of this Lease, Tenant owns or rents more than one location, its liability policy (or policies) shall contain an endorsement to the effect that the aggregate limit in such policy (or policies) shall apply separately to each location owned or rented by Tenant. If Landlord reasonably anticipates that such coverage is inadequate, Tenant shall upon written request of Landlord increase such insurance to amounts reasonably requested by Landlord. Tenant shall furnish Landlord a copy (or copies) of such policy (or policies), or certificate(s) thereof, indicating such coverage is in effect. If Tenant shall fail to maintain such insurance in full force and effect, or shall fail to present the required certificate or copy of policy (or policies), Landlord may at its option, obtain the necessary insurance, pay the premium and the premium shall be repaid to Landlord as additional rent for the month following the date on which the premium was paid by Landlord.

     Tenant shall during the term of this Lease procure and maintain, at Tenant's expense, a "special form" policy (or policies) of insurance providing special perils, all-risks, fire and extended coverage on the buildings and improvements now or hereafter located on the Premises in an amount equal to the full replacement value thereof above foundation, and against loss by boiler explosion in an amount deemed adequate by Landlord. Tenant shall also procure and maintain coverage for loss of rental under a business interruption policy (or policies) including extra expense covering loss of rent in the amount of the full rental agreed to be paid by Tenant hereunder for a period of one (1) year. Landlord's mortgagee shall be covered as insured mortgagee. Tenant covenants and agrees to provide Landlord, upon request, with a copy of the insurance policy and to also provide Landlord on an annual basis with evidence of such coverage continuing in place. All insurance coverages provided hereunder shall be approved by Landlord. Landlord shall at least annually provide Tenant with certificates of all insurance it maintains in connection with the Premises or the Building.

     Tenant shall be solely responsible for obtaining insurance as it may deem advisable for all of its contents and merchandise located in the Premises together with coverage for any


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
fixtures, equipment or work done by Tenant including leasehold improvements. It is understood that any insurance carried by Landlord does not cover the risk of loss or damage to Tenant's property, equipment or fixtures nor property of others which may be stored in the Premises by Tenant. Tenant waives any claim against Landlord for such loss and shall save Landlord harmless from any claim for loss or damage to contents, merchandise, fixtures or work done by Tenant regardless of the cause of such damage or loss, unless it results from a negligent act or omission or willful misconduct of Landlord.

     9. USE AND EXTERIOR MAINTENANCE BY TENANT: Landlord covenants and agrees to initially landscape the unimproved portion of the Premises and shall provide parking areas and sidewalks as shown in the plans and specifications. Tenant shall maintain the Premises in good order, condition and repair except as noted in Sections 10 and 11 below, and shall bear all costs associated therewith including, but not limited to costs resulting from lawn mowing, snow removal, landscaping, painting, lighting, cleaning, rubbish removal, security and similar items. Landlord shall make available to Tenant all warranties received by Landlord from parties furnishing services or materials in connection with the construction of the Landlord improvements.

     10. MAINTENANCE BY LANDLORD: Landlord at its expense shall maintain the parking lot on the Premises during the Primary Term and the foundation, exterior walls (including, without limitation, the window assembly excluding glass breakage) and roof of the Building in good order and repair throughout the term of this Lease.

     11. MAINTENANCE BY TENANT: From and after one (1) year after the Rent Commencement Date, Tenant shall at its expense maintain the interior of the Building in good order and repair including, but not limited to repairs to the interior plumbing, window glass, plate glass, doors and any heating, ventilating and air conditioning equipment serving the Building. During the first year of the Lease term, all of the foregoing shall be performed promptly by Landlord and at Landlord's sole cost and expense. After such one-year period, Landlord agrees to allow Tenant to use any manufacturer's warranties which may have been issued in connection with the Premises and Landlord agrees to assist Tenant in using such warranties.

     12. ALTERATIONS, ADDITIONS AND IMPROVEMENTS: Tenant shall not make any alterations, additions or improvements to the Premises without prior written consent of the Landlord unless the cost therefor would not exceed Ten Thousand Dollars ($10,000) per occurrence. Upon the expiration of the Lease term, all such alterations, additions and improvements shall become the property of the Landlord. However, Tenant shall have the right to remove such alterations, additions, or improvements upon the termination of the Lease, provided that Tenant shall repair any damage caused by such removal and shall restore the appearance of the Premises by redecorating. Landlord may elect upon notice to Tenant to require the removal of all such alterations, additions or improvements upon the expiration or termination of the Lease, in which case Tenant shall promptly remove the said alterations, additions and improvements and repair the damage caused by such removal.

      13. SIGNS: Tenant shall have the right to erect such signs on the Building and Premises as are consistent with governmental rules and regulations applicable to the Premises. Any signs erected by Tenant shall be removed upon the termination of the Lease. Tenant shall repair any and all damage caused by such removal and shall restore the appearance of the Premises by redecorating.


      14. INCREASED PREMIUMS/SUSPENSION OF INSURANCE: Tenant shall not permit the Premises to be used in a manner which would cause the suspension or cancellation of fire or extended coverage insurance on the Premises or the liability insurance policy carried by Tenant for the benefit of Landlord and Tenant. Tenant shall promptly notify Landlord of any changes in its use of the Premises beyond the use stated in Section 5 and any corresponding change in insurance coverage or premiums, and shall promptly pay any increased insurance premium and immediately provide proof thereof to Landlord.

      15. WAIVER OF SUBROGATION: To the extent permitted by their respective policies of insurance, each party waives any claim which may arise against the other party during the term of this Lease for loss or damage to any of its property located within or upon or constituting a part of the Premises which loss or damage is (i) covered by valid and collectable fire and extended coverage insurance policies to the extent that such loss or damage is recoverable under said insurance policies or (ii) is required hereunder to be covered by such policy (or policies). These mutual waivers are intended to preclude any subrogation claim by the insurer for either party against the other party. Each party agrees to have its insurance policies properly endorsed if necessary to prevent the invalidation of said insurance coverage by reason of said waivers.

      16. LANDLORD'S RIGHT OF ENTRY: Upon reasonable notice to Tenant (or without notice if and emergency exists) and in a manner that minimizes disruption to Tenant and its business, Landlord and its agents shall have the right to enter the Premises during ordinary business hours for the purpose of inspecting the Premises, making repairs, or showing the

Premises to prospective purchasers, lenders or for other reasonable purposes. An emergency exists if material damage would be caused to the Premises if immediate action was not taken. Within one hundred eighty (180) days prior to the expiration of the Lease term, Landlord and its agents shall have the right to erect usual signs advertising the property for lease and shall have the right to enter the Premises upon reasonable notice during ordinary business hours for the purpose of showing the Premises to prospective tenants.

      17. UTILITY AND WASTE REMOVAL SERVICES: Tenant shall directly pay costs of all utilities which are separately metered to the Premises and shall further pay for refuse disposal contracted for by Tenant in its own right. Landlord warrants and represents that all such utilities shall be separately metered.

      18. ASSIGNMENT AND SUBLEASING: This Lease may not be assigned nor may all or any part of the Premises be sublet by Tenant without Landlord's prior written consent which consent shall not be unreasonably withheld; except, however, that no consent shall be needed for an assignment or subletting to any parent, subsidiary or affiliate of (including, by way of example, an entity with a common parent), or related entity to, Tenant. In no event shall any assignment or sublease relieve Tenant from its obligations to Landlord for the full performance of all of the terms, conditions and covenants of this Lease.

      19. DAMAGE BY CASUALTY: If the Premises or the Building are damaged or partially destroyed by fire or other casualty to the extent of one-half (1/2) or less of the then cost of replacement above the foundation, the same shall as soon as practicable be promptly repaired by Landlord except that the obligation of Landlord to rebuild shall not include any obligation to rebuild those portions of the Premises installed or added by Tenant. If the Premises or the Building is destroyed or damaged to the extent of greater than one-half (1/2) of the then replacement cost, either Landlord, with the approval of its mortgagee, or Tenant may elect to terminate this Lease by giving notice in writing to the other party terminating this Lease given within sixty (60) days of such damage or destruction, in which event, this Lease shall be terminated as of the date of such notice. If neither party provides such notice, Landlord shall promptly commence and diligently pursue to completion any repair or restoration needed as a result of such fire or other casualty.

      If Landlord shall proceed to repair or rebuild the Premises, it shall initiate and pursue the necessary work with reasonable dispatch in the manner consistent with sound construction methods. Tenant agrees to promptly cooperate with Landlord so as to not delay the progress of such repair and restoration.


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
     If the damage or partial destruction to the Building or Premises shall, in the opinion of Tenant, render the Premises wholly untenantable, then rent shall abate until the Premises shall have been restored and are rendered tenantable. If such damage or partial destruction renders the Premises untenantable only in part, the rent shall abate proportionately as to the portion of the Premises rendered untenantable.

     Notwithstanding the foregoing, if damage exceeding one-half (1/2) of the replacement cost above foundation has been incurred, Landlord may at its option terminate this Lease in the event insurance proceeds are not available to cover all or substantially all of the estimated cost of repair. Landlord shall exercise this option by written notice to Tenant within thirty (30) days after the fire or casualty causing such loss, damage or destruction, which notice shall be effective as of the date of such fire or casualty.

     20. CONDEMNATION: If the whole or any part of the Premises is taken by the exercise of the power of eminent domain so as to render the Premises unsuitable for business in the reasonable opinion of Tenant or Landlord, then the term of this Lease shall terminate as of the date possession is taken by the condemnor. In the event of a partial taking or condemnation which is not extensive enough to render the Premises unsuitable for business in the reasonable opinion of Tenant or Landlord, then Landlord shall promptly restore the Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking and this Lease shall continue in full force and effect and the rent shall be reduced in the proportion that the part of the Premises which is taken bears to the original area of the Premises. Notwithstanding the foregoing, in no event shall Landlord be required to expend more than the amount of any condemnation award it receives to restore the Premises after a taking or condemnation. Each party agrees to notify the other of a threatened condemnation promptly upon becoming aware of it.

     In the event of any condemnation or taking whether whole or partial, the Tenant shall not, except as provided in the next sentence, be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award. Provided, however, the Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation (including, without limitation, any award for business relocation) and for or on account of any loss or cost to which Tenant might be put in removing or replacing Tenant's merchandise, furniture, fixtures, leasehold improvements or equipment.

     Landlord shall not be liable to Tenant for any damages Tenant may suffer as a result of any condemnation or taking, including without limitation the value of the unexpired lease term with respect to all or such part of the Premises affected by the taking or condemnation.

     21.  DEFAULT:

     A.   The following are events of default by Tenant under this Lease:

          i. Tenant shall fail to pay any rent when due and shall fail to pay the delinquent rent within (10) days after written notice of such failure shall have been given by the Landlord;

          ii. Tenant shall fail to conform or comply with any of the terms, covenants or conditions of this Lease other than for payment of rent and shall not cure such failure within thirty (30) days after written notice thereof to Tenant provided, however, that the Tenant shall not be in default after such
(30) day period it has used and is continuing to use reasonable diligence to cure such failure of compliance;

          iii. Tenant shall become insolvent, shall make a transfer in fraud of creditors or shall make an assignment for benefit of creditors or shall have a receiver or trustee appointed for all or substantially all of its assets;

          iv. Tenant shall be adjudged bankrupt or insolvent in involuntary proceedings instituted against Tenant under any bankruptcy act;

          v. Tenant shall vacate or abandon all or substantially all of the Premises.

          Upon the occurrence of any such event of default, Landlord shall have the option to pursue one or more of its remedies pursuant to law or pursuant to this Lease without further notice or demand including, but not limited to the following:

               (1) Landlord may without terminating this Lease expel Tenant from the Premises, enter upon and take possession of the Premises and expel Tenant or any other person who may be occupying such Premises therefrom, all without prejudice to any other remedies which Landlord may have for possession or for the recovery of past due rent and rent accruing under the Lease. Landlord shall not be liable for damages or otherwise by reason of such re-entry. Notwithstanding such re-entry or expulsion of Tenant, the liability of Tenant for rent shall not be extinguished for the balance of the remaining Primary Term or applicable Option Term, as the case may be, if Tenant has exercised its option to extend. Landlord shall be entitled to recover the same subject to Landlord's obligations to mitigate damages as provided by law.

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
               (2) To recover reasonable attorney's fees incurred by Landlord in connection with Tenant's default.

               (3) To relet the Premises applying such rents from reletting first to the costs and expenses incurred by Landlord in reletting including brokerage fees, attorney's fees and costs of alterations and repairs and, second, to other obligations due Landlord from Tenant prior to application of any portion of the rent to offset the future rent which will become due from Tenant to Landlord under this Lease.

               (4) To terminate the Lease and to recover from Tenant all damages Landlord may incur by reason of the termination of the Lease including the cost of recovering the Premises, reasonable attorney's fees and the worth at the time of such termination of the excess, if any, of the rent and charges equivalent to rent reserved in this Lease for the remainder of the Primary Term, or the applicable Option Term if Tenant has exercised its option to extend, over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

               (5) In lieu of Landlord's other remedies, Landlord may elect to remedy any default of Tenant which remains uncured beyond any applicable notice and grace period, in which case the cost of remedying such default including reasonable attorney's fees shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord with interest thereon at the rate of twelve percent (12%) per annum from the date of payment by the Landlord thereof.

     B. Landlord covenants and agrees to promptly comply with all of its obligations under this Lease. If Landlord fails to do so, Tenant may pursue all of its legal rights and remedies and shall be entitled to recover all costs and expenses, including attorneys' fees, it incurs in enforcing Landlord's obligations hereunder. In addition, if Landlord fails to timely perform any of its obligations hereunder, Tenant shall notify Landlord of the default and if Landlord does not cure the default within thirty (30) days of the notice (or five (5) days if such default disrupts Tenant's business), Tenant may cure the default. The foregoing rights of Tenant are in addition to those set forth above regarding Tenant's right to take over construction from Landlord.

     22. WAIVER OF DEFAULT: No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this Lease shall be deemed to be a waiver of any subsequent or breach of the same or any other term, condition or covenant contained herein.

     23. FORCE MAJEURE: Landlord shall not be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean Acts of God, strikes, lockouts, material or labor shortages, restrictions by any governmental authority, civil riot, floods, and other cause not reasonably within Landlord's control and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

     24. EXHIBITS: All exhibits, attachments, annexed instruments and addenda referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied at full length herein.

     25. ENVIRONMENTAL LAWS: Except as provided in the immediately succeeding sentence, Landlord makes no representation with respect to the Premises' past, present or future compliance with Environmental Laws, which for purposes of this Agreement shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or hazardous substances including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect. Landlord represents that no substance has been or will be introduced to the Premises by Landlord which is in a form, quantity or manner which if known to be present, on, under, in or about the property would require clean up, removal or some other remedial action under any applicable Environmental Laws. Tenant agrees that, during its tenancy, it will neither cause nor allow any substance to be present, used, stored, deposited, treated, recycled or disposed of, on, under, in or about the Premises, in a form, quantity or manner which if known to be present on, under, in or about the property would require clean up, removal or some other remedial action under applicable Environmental Laws. All such hazardous substances shall be handled in accordance with applicable laws and/or Environmental Laws.

     26. USE OF LANGUAGE: Words of any gender used in the Lease shall be held and construed to include any other gender, and words in the singular shall be held to include the plural, unless the context otherwise requires.

     27. CAPTIONS: The captions or headings of paragraphs in this Lease are inserted for convenience only, and shall not be considered in construing the provisions hereof if any question of intent shall arise.

     28. SUCCESSORS: The terms, conditions and covenants contained in this Lease shall apply and inure to the benefit of, and be binding upon, the parties hereto and their respective successors in interest and legal representatives except as otherwise herein expressly provided. All rights, powers, privileges, immunities and duties of Landlord under this Lease including but not limited to any notices required or permitted to be delivered by Landlord to Tenant hereunder may, at Landlord's option, be exercised or performed by Landlord's agent or attorney.

     29. LANDLORD TRANSFER OF INTEREST: In the event of a complete transfer of Landlord's title or interest in the Premises in an arm's length transaction which occurs after completion of the Landlord's Improvements, Landlord (or the grantor of a subsequent transfer) shall be relieved of all liability related to Landlord's obligations after transfer provided that Landlord's transferee has agreed in writing to be bound to the terms of this Lease and provided further that Landlord (or its successor, as the case may be) shall have furnished Tenant with documentation of such transfer within ten (10) days of the transfer which shall identify the new landlord and state that the new landlord has agreed in writing to be bound to the terms of this Lease and provided further that Landlord (or its successor, as the case may be) shall have transferred the entire security deposit to the new landlord, who shall then be liable therefor.

     30. COMPLETE AGREEMENT: This Lease contains the entire agreement of the parties and shall not be modified except by an instrument in writing which is signed by both parties.

     31. AUTHORIZATIONS AND REPRESENTATIONS: Each party hereby severally represents that it has been duly authorized to execute and deliver and perform this Agreement through its members, officers or agents signing on its behalf and affixing any appropriate seal hereto.

     32. BINDING EFFECT: This Agreement shall be binding upon, and inure to the benefit of, the parties and their successors, legal representatives and assigns.

     33. CONSENT: Whenever the consent or approval of the Landlord is required under this Lease, such consent shall not be unreasonably withheld or delayed.

     34. SEVERABILITY: The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

     35. CUMULATIVE REMEDIES: No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

     36. COVENANTS AND CONDITIONS: Each provision of this Lease performable by either party shall be deemed both a covenant and a condition.

     37. NOTICES: Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (a) upon personal delivery or (b) three (3) business days after deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, or (c) the next business day after deposit with a nationally-recognized overnight courier service, addressed to the parties hereto at the respective addresses set opposite their names below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

     38.  TENANT'S PURCHASE RIGHTS:

          A. If not then in default hereunder and if this Lease remains in full force and effect, the Tenant or its assigns shall have the option to purchase ("Option") the Premises pursuant to the terms and provisions hereof for a purchase price equal to ten (10) times the amount of rent (as provided in Sections 1, 2 and 3, above) paid during the lease year in which the Option is exercised.

          B. This Option may be exercised by Tenant at any time commencing on day one (1) of the first Option Term and continuing through the expiration of the term of this Lease, provided Tenant is not then in default and this Lease remains in full force and effect, upon not less than ninety (90) days prior written notice. If not exercised as provided herein, this Option shall automatically expire upon expiration of the Lease term. This Option shall be exercised as to the Premises by the delivery or mailing of written notice of such exercise ("Option Notice") by Tenant to Landlord at the address contained in
          Section 37 hereof, which will provide for a closing no later than ninety (90) days after the date of the Option Notice. Notwithstanding the foregoing language requiring that the closing be held upon not less than ninety (90) days prior written notice, Tenant, at its election and upon written notice to Landlord, may require the closing of the purchase to take place at any time not less than thirty (30) days after the Option is exercised.

               C. Within ten (10) business days after an Option Notice is served as provided herein, Landlord shall obtain and provide to Tenant evidence of title to the Premises in the form of a title insurance binder ("Commitment") issued by a title insurance company licensed to issue policies in the State of Wisconsin, agreeing to issue to Tenant, upon the recording of the Warranty Deed to the Premises, its standard title insurance policy in the amount of the purchase price, insuring the interest of Tenant to the Premises conveyed, free and clear of all liens and encumbrances except any created by or under the Tenant, municipal and zoning ordinances, easements, covenants and restrictions of record, and net general real estate taxes and assessments. The cost of such title insurance shall be paid by Landlord. If Tenant objects to any title matters, it shall so notify Landlord in writing within ten (10) business days after receipt of the Commitment, and Landlord shall attempt to have such title defect removed. If Landlord is unable to do so, Landlord shall so notify Tenant, and Tenant shall, within ten (10) business days after such notice, have the right to terminate the exercise of the Option. If Tenant fails to do so, it shall accept title with such defect(s) which will then be included as an exception to warranty in the deed.

               D. At closing, Landlord shall execute a Warranty Deed conveying the Premises to Tenant subject only to the title exceptions listed above and such other customary documents as may be requested by either party or their counsel. Net general real estate taxes for the year of closing, water and sewer use charges and other customarily prorated or adjusted items will not be prorated and adjusted but shall be the responsibility of the Tenant. Landlord shall pay the transfer fees. Notwithstanding the foregoing, any prepaid real estate taxes or special assessments being held by Landlord shall be returned to Tenant at closing along with the security deposit.

        39. WAIVER AND INDEMNITY: Except for Landlord's negligence or willful misconduct, Landlord shall not be liable for injury or damage to the person or property of Tenant, Tenant's employees, contractors, invitees, customers or any other person in or about the Premises from any cause whatsoever, and Landlord shall not, in the absence of Landlord's negligence or willful misconduct, be liable for injury to Tenant's business or for any loss of income or profit therefrom. Tenant agrees to protect, indemnify and save harmless Landlord from and against any injury to or death of persons or loss of or damage to property, including without limitation, the person and property of Tenant, its agents, employees and invitees, (i) occurring on the Leased Premises or on the adjoining sidewalks, streets, alleys or ways, or (ii) in any manner directly or indirectly arising out of or in connection with the use and occupancy, or disuse, of the Leased Premises, any part thereof, or any improvement now or hereafter located thereon, by Tenant or any person holding under Tenant, unless the same results from Landlord's negligence or willful misconduct. Subject to the foregoing limitations on Landlord's liability, each party agrees to protect, indemnify and save the other harmless from and against any and all penalties, charges, claims, losses, damages, expenses, liabilities, demands and causes of action, and any reasonable expenses (including attorneys' fees) incidental to the defense thereof incurred by the indemnified party, arising out of or resulting from any failure of the indemnifying party, in any respect, to comply with and perform all of the requirements and provisions of this Lease as imposed on it pursuant to the terms hereof. If the indemnified party believes it is entitled to indemnification hereunder, it shall so notify the indemnifying party with such notice identifying the claim as to which indemnification is being requested. The indemnifying party shall, within ten (10) business days after being sent such notice, either accept the defense of that matter, providing the name of counsel being retained to provide such defense, or decline to accept such defense. If the indemnifying party either (a) declines to accept such defense; or (b) suggests counsel to defend unacceptable to the indemnified party, the indemnified party may then retain its own attorney and shall be entitled to recover its attorneys' fees if it should be determined that either
(i) the indemnifying party was obligated to defend and did not accept such defense; or (ii) the indemnifying party accepted such defense but proposed counsel to defend such matter that the indemnified party reasonably objected to.

     40. QUIET ENJOYMENT: Tenant shall, throughout the entire Lease term, have exclusive use and quiet enjoyment of the Premises. Landlord agrees to provide Tenant within reasonable time after execution of this Lease any underlying Lender's agreement to not disturb Tenant's rights under this Lease Agreement unless Tenant is in default under this Lease beyond any applicable notice and grace period.

     41. ENFORCEMENT COSTS: The defaulting party shall pay all reasonable costs, attorneys' fees and expenses that may be incurred by the non-defaulting party in enforcing the provisions of this Lease.

     42. SURRENDER AT TERMINATION: At the termination of this Lease for any reason, Tenant shall quietly and peaceably surrender possession of the Premises (and any improvements located thereon) to Landlord, maintained as herein provided and free of any and all claims thereto by Tenant or any party holding under Tenant.

     43. HOLDING OVER BY TENANT: In the absence of an earlier default by Tenant and termination of this Lease by Landlord, in which event Section 21 hereof shall govern, if Tenant holds over or remains in possession or occupancy of the Premises after the expiration of the term of this Lease, such holding over or continued possession or occupancy, if rent is paid by Tenant and accepted by Landlord for or during any period of time it so holds over or remains in possession or occupancy, shall create only a tenancy from month to month at one and one-half (1-1/2) times the last monthly rental and upon the same terms and conditions herein contained (other than the length of term), which may at any time be terminated by either Landlord or Tenant giving to the other twenty-eight (28) days' written notice.

     44. PAYMENTS TO BE ADDITIONAL RENT: All payments to be made by Tenant hereunder, whether or not designated as rent, shall be deemed additional rent (but not for purposes of Tenant's Option to Purchase), so that in the event of any failure by Tenant to make timely payment hereunder, Landlord shall be entitled to all of the remedies available at law or equity, or under this Lease, for the nonpayment of rent.

     45.  SUBORDINATION:
          (a) At Landlord's option, this Lease shall be and is subordinated to any existing mortgages covering the Premises, any extension or renewal thereof, or to any new mortgages which may be placed thereon from time to time; provided, however, anything to the contrary contained herein notwithstanding, every such mortgage shall recognize the validity of this Lease in the event of a foreclosure of Landlord's interest as long as Tenant shall not be in default under any of the terms of this Lease beyond any applicable notice and grace period. Tenant shall execute whatever instruments may be required to effect such subordination so long as it does not obligate Tenant for provisions other than those contained in this Lease and so long as it contains the aforesaid non-disturbance provisions.

          (b) In the event any mortgagee shall elect to have this Lease prior to the lien of its mortgage then, upon notice to Tenant thereof, this Lease shall thereupon be deemed prior to the lien of any such mortgage. The provisions of this Article shall include Deeds of Trust and similar security instruments.

     46. ESTOPPEL CERTIFICATES: Each party shall, without charge, at any time and from time to time hereafter, within ten (10) days after receipt of written request from the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser (or proposed mortgagee or proposed purchaser) of the Premises, or any other person, firm, or corporation specified in such request: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease in accordance with its tenor as then constituted; (c) as to the existence of any default thereunder, and if there are any defaults, specifying same in detail; (d) as to the existence of any offsets, counterclaims or defense thereto; (e) as to the commencement and expiration dates of the term of this Lease; and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party who completed such certificate.

     47. INTEREST: All rent and other payments to be made by Tenant to Landlord hereunder shall bear interest from and after the due date thereof at the rate of twelve percent (12%) per year.

     48. BROKER'S FEES: Each of Landlord and Tenant warrants and represents to the other that, except as disclosed in this Section 48, it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that except as disclosed herein, no commission or finder's fee is due any person or entity in connection with said transaction. Landlord and Tenant hereby agree to indemnify, protect, defend and hold the other harmless from and against any liability for compensation or charges which may be claimed by any person or entity purporting to have acted on behalf of Landlord or Tenant, as appropriate, in connection with said transaction with Landlord acknowledging that Polacheck Company has worked for it in connection with this transaction and that Landlord will be responsible for payment of any commissions or fees due Polacheck Company.

     49. TIME OF ESSENCE: Time is of the essence with respect to the performance of all obligations to the performed or observed by the parties to this Lease.

     IN WITNESS WHEREOF the parties have executed this Lease as of the date and year first written above.


Landlord:   Carl Ruedebusch LLC
            1879 East Main Street
            Madison, WI 53704

            By: Carl Ruedebusch           (SEAL)
                --------------------------------
                Member
                --------------------------------
                (Title)

            Date:  April 7, 1998
                --------------------------------


Tenant:     Burdick, Inc.
            15220 NE 40th Street
            Redmond, WA 98052

            By: (SIGNATURE ILLEGIBLE)     (SEAL)
                --------------------------------

                Vice President - Finance
                --------------------------------
                (Title)

            Date:  April 7, 1998
                --------------------------------


The undersigned hereby joins in this Lease Agreement to guarantee Tenant's obligations hereunder.

Guarantor:  Spacelabs Medical, Inc.
            15220 NE 40th Street
            Redmond, WA 98052

            By: Eugene V. DeFelice        (SEAL)
                --------------------------------

                Vice President, General Counsel
                and Secretary
                --------------------------------
                (Title)

            Date:  April 6, 1998
                --------------------------------

Exhibits Attached:

Exhibit "1":  Legal Description
Exhibit "2":  Site Plan
Exhibit "3":  Topographical Site Plan, Foundation Plan, Floor Plan & Elevations

                               EXHIBIT 1 TO LEASE

Lot 1 of Outlot 1, Dane County Certified Survey Map Number 8007, being further located in parts of the SW 1/4 of the SW 1/4, the NE 1/4 of the SW 1/4, and the SE 1/4 of the SW 1/4, all in Section 22, T.7N, R. 12E., Village of Deerfield, Dane County, Wisconsin.

                                     [Map]

                         [Wisconsin Land Surveyor Seal]

                                   EXHIBIT 2

                                   SITE PLAN